                                                                     Exhibit 4.3



______________________________________________________________________________



                             GTE SOUTH INCORPORATED

                                      AND

                              THE BANK OF NEW YORK
                                   as Trustee



                                   __________



                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of June 1, 1998

                                       TO

                                   INDENTURE

                            Dated as of May 1, 1994


                                   __________



______________________________________________________________________________

  FIRST SUPPLEMENTAL INDENTURE, dated as of the 1st day of June, 1998 (herein called the "First Supplemental Indenture"), between GTE SOUTH INCORPORATED, a corporation duly organized and existing under the laws of the State of Virginia (hereinafter referred to as the "Company"), and THE BANK OF NEW YORK, a banking corporation duly organized and existing under the laws of the State of New York (hereinafter referred to as the "Trustee") (as successor trustee to NationsBank of Georgia, National Association), as Trustee under the Indenture dated as of May 1, 1994, between the Company and the Trustee (hereinafter referred to as the "Original Indenture"). Capitalized terms used in this First Supplemental Indenture and not otherwise defined herein shall have the meanings set forth in the Original Indenture.

  WHEREAS, in accordance with Section 9.01(c) of the Original Indenture, the Company and the Trustee may enter into supplemental indentures to the Original Indenture without the consent of the Securityholders to cure any ambiguity or to correct or supplement any provision which may be defective or inconsistent with the Original Indenture or any supplemental indenture, or to make such other provisions in regard to matters or questions arising under the Original Indenture as shall not be inconsistent with the provisions of the Original Indenture and not adversely affect the interests of the holders of the Securities of any series; and

  WHEREAS, the Company desires to amend the Original Indenture in accordance with Section 9.01(c) and has determined that the requirements of Section 9.01(c) have been satisfied and has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture; all requirements necessary to make this First Supplemental Indenture a valid instrument, in accordance with its terms, have been met; and the execution and delivery hereof have been in all respects duly authorized;

  NOW, THEREFORE, for good and valuable consideration the sufficiency of which is hereby recognized, the Company covenants and agrees with the Trustee as follows:

                                  ARTICLE ONE

                      AMENDMENTS TO TERMS OF THE INDENTURE

  Section 1.01  Certain Definitions.  The Company and Trustee hereby amend
Section 1.01 of the Original Indenture pursuant to Section 9.01(c) of the Original Indenture to add the following definitions in alphabetical order:

"Depository:

  The term "Depository" shall mean, with respect to Securities of any series for which the Company shall determine that such Securities will be issued as a Global Security, The Depository Trust Company, New York, New York, another clearing agency, or any successor registered as a clearing agency under the Securities and Exchange Act of 1934, as amended, or other applicable statute or regulation, which, in each case, shall be designated by the Company pursuant to either Section 2.01 or 2.11."

  and
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                                      -2-



"Global Security:

  The term "Global Security" shall mean, with respect to any series of Securities, one or more Securities executed by the Company and authenticated and delivered by the Trustee to the Depository or pursuant to the Depository's written instruction (if acceptable to the Trustee) held by the Trustee as custodian for the Depository, all in accordance with this Indenture, which shall be registered in the name of the Depository or its nominee."

  Section 1.02  Terms of the Securities.  The Company and Trustee hereby amend
Section 2.01 of the Original Indenture pursuant to Section 9.01(c) of the Original Indenture to add a new paragraph (9) to read as follows:

  "(9) whether the Securities of the series are issuable as a Global Security and, in such case, the identity of the Depository for such series; and"

and to renumber the existing paragraph (9) as paragraph (10).

  Section 1.03 Regular Record Date. The Company and Trustee hereby amend the next to last paragraph of Section 2.03 of the Original Indenture in its entirety pursuant to Section 9.01(c) of the Original Indenture, to read as follows:

  "Unless otherwise set forth in a Board Resolution or one or more indentures supplemental hereto establishing the terms of any series of Securities pursuant to Section 2.01 hereof, the term "regular record date" as used in this Section with respect to a series of Securities with respect to any interest payment date for such series shall mean either the fifteenth day of the month immediately preceding the month in which an interest payment date established for such series pursuant to Section 2.01 hereof shall occur, if such interest payment date is the first day of a month, or the first day of the month in which an interest payment date established for such series pursuant to Section 2.01 hereof shall occur, if such interest payment date is the fifteenth day of a month, whether or not such date is a business day."

  Section 1.04  Exchange of Securities.  The Company and Trustee hereby amend
Section 2.05 of the Original Indenture pursuant to Section 9.01(c) of the Original Indenture to insert a new paragraph at the end of Section 2.05 which reads as follows:

"The provisions of this Section 2.05 are, with respect to any Global Security, subject to Section 2.11 hereof."

  Section 1.05 Global Securities. The Company and Trustee hereby amend Article II of the Original Indenture pursuant to Section 9.01(c) of the Original Indenture to insert a new Section 2.11 at the end of Article II which reads as follows:
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                                      -3-


        "Section 2.11  (a)  If the Company shall establish pursuant to Section
     2.01 that the Securities of a particular series are to be issued as a Global Security, then the Company shall execute and the Trustee shall, in accordance with Section 2.04, authenticate and deliver, a Global Security which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Securities of such series, (ii) shall be registered in the name of the Depository or its nominee, (iii) shall be delivered by the Trustee to the Depository or pursuant to the Depository's written instruction or (if acceptable to the Trustee) held by the Trustee as custodian for the Depository, and (iv) shall bear a legend substantially to the following effect: `Except as otherwise provided in Section 2.11 of the Indenture, this Security may be transferred, in whole but not in part, only to another nominee of the Depository or to a successor Depository or to a nominee of such successor Depository'.

        (b) Notwithstanding the provisions of Section 2.05, the Global Security of a series may be transferred, in whole but not in part and in the manner provided in Section 2.05, only to another nominee of the Depository for such series, or to a successor Depository for such series selected or approved by the Company or to a nominee of such successor Depository.

        (c) If at any time the Depository for a series of Securities notifies the Company that it is unwilling or unable to continue as Depository for such series or if at any time the Depository for such series shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and a successor Depository for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, this Section 2.11 shall no longer be applicable to the Securities of such series and the Company will execute, and subject to Section 2.05, the Trustee will authenticate and deliver, Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Securities. In addition, the Company may at any time determine that the Securities of any series shall no longer be represented by a Global Security and that the provisions of this Section 2.11 shall no longer apply to the Securities of such series. In such event the Company will execute and subject to Section 2.05, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security. Upon the exchange of the Global Security for such Securities in definitive registered form without coupons, in authorized denominations, the Global Security shall be canceled by the Trustee. Such Securities in definitive registered form issued in exchange for the Global Security pursuant to this Section 2.11(c) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Depository for delivery to the persons in whose names such Securities are so registered."


                                  ARTICLE TWO

                                 MISCELLANEOUS

  Section 2.01 Effectiveness of Provisions. The provisions of this First Supplemental Indenture shall be effective only with respect to series of Securities issued after the date hereof.

  Section 2.02 Execution of Supplemental Indenture. This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this First Supplemental Indenture forms a part thereof.

  Section 2.03 Conflict with Trust Indenture Act. If and to the extent that any provision hereof limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended, such imposed duties shall control.

  Section 2.04 Successors and Assigns. All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

  Section 2.05 Separability Clause. In case any one or more of the provisions contained in this First Supplemental Indenture, the Original Indenture or in the Securities of any series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture, the Original Indenture or of such Securities, but this First Supplemental Indenture, the Original Indenture and such Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

  Section 2.06 Benefits of First Supplemental Indenture. Nothing in this First Supplemental Indenture or in the Original Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Securityholders (to the extent specified herein or therein), any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.
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                                      -5-


  Section 2.07 Governing Law. This First Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

  Section 2.08 Execution and Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


GTE SOUTH INCORPORATED


By: T.W. Rabey, Jr.
    -----------------------------
Vice President and
Assistant Treasurer

Attest:


By: Lucas F. Torres
    -----------------------------
Assistant Secretary

THE BANK OF NEW YORK,
as TRUSTEE


By: Sandra Carreker
    -----------------------------
Title:

Attest:



By: Heidi VanHorn-Bash
    -----------------------------
 Title:
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                                      -6-


STATE OF CONNECTICUT  )
                      )   ss: Stamford
COUNTY OF FAIRFIELD   )


     I, the undersigned, a Notary Public in and for the County of Fairfield, State of Connecticut, do hereby certify that on the 10th day of June, 1998, before me personally came T. W. Rabey, Jr. and Lucas F. Torres, both to me known and known to me to be a Vice President and Assistant Treasurer and Assistant Secretary, respectively, of GTE South Incorporated, one of the corporations described in and which executed the foregoing instrument, and to be the persons who executed the said instrument for and on behalf of said GTE South Incorporated as Vice President and Assistant Treasurer and Assistant Secretary, respectively, who, being by me severally duly sworn, did depose and say that the said T. W. Rabey, Jr. is a Vice President and Assistant Treasurer of said GTE South Incorporated, and the said Lucas F. Torres is an Assistant Secretary of said GTE South Incorporated; and that they know the seal of said corporation; that one of the seals affixed to said instrument is such corporate seal and is the true and genuine corporate seal of said corporation; that it was so affixed by order of the Board of Directors of said corporation and that they signed their names thereto by like order; and they severally further acknowledged that they signed, sealed and delivered the said instrument for and on behalf of the said corporation as by the Board of Directors of said corporation directed as the free and voluntary act and deed of the said corporation and for all the uses and purposes therein expressed.

     IN WITNESS WHEREOF, I have hereunto set my official signature and affixed my notarial seal this 10th day of June, 1998.

                                  /s/ Susan J. Guarcello
                                 ______________________________________
                                 Commission Expires June 30, 2001
                                 [NOTARIAL SEAL]
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                                      -7-


STATE OF FLORIDA )
                 )   ss:
COUNTY OF DUVAL  )


     I, the undersigned, a Notary Public in and for the County of Duval, State of Florida, do hereby certify that on the 10th day of June, 1998, before me personally came Heidi Van Horn-Bash and Sandra Carreker, both to me known and known to me to be Agents of The Bank of New York, one of the corporations described in and which executed the foregoing instrument, and to be the persons who executed the said instrument for and on behalf of said The Bank of New York as Agents, who, being by me severally duly sworn, did depose and say that the said Sandra Carreker is an Agent of The Bank of New York, and the said Tammy Stegall is an Agent of The Bank of New York; and that they know the seal of said corporation; that one of the seals affixed to said instrument is such corporate seal and is the true and genuine corporate seal of said corporation; that it was so affixed by order of the Board of Directors of said corporation and that they signed their names thereto by like order; and they severally further acknowledged that they signed, sealed and delivered the said instrument for and on behalf of the said corporation as by the Board of Directors of said corporation directed as the free and voluntary act and deed of the said corporation and for all the uses and purposes therein expressed.

     IN WITNESS WHEREOF, I have hereunto set my official signature and affixed my notarial seal this 10th day of June, 1998.


                                           Lillie C. Mariano
                                 ______________________________________
                                 Commission Expires  September 29, 2000
                                 [NOTARIAL SEAL]